SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): January 3, 2001

                                Ogden Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-3122                   13-5549268
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                 Number)              Identification No.)


  Two Pennsylvania Plaza, New York, New York                        10121
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   (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 868-6000

Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On January 3, 2001, Ogden Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of business acquired: Not applicable.

(b)   Pro forma financial information: Not applicable.

(c) Exhibit: Press Release of Ogden Corporation, dated January 3, 2001, reporting the Company's increased earnings estimates, agreement on terms of a master credit facility with its principal credit providers, and completion of the sale of its FBO business.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 4, 2001

                                    OGDEN CORPORATION


                                    By:
                                        -----------------------------
                                    Name: Scott G. Mackin
                                    Title: President and Chief Executive Officer

OGDEN Graphic
                                                            CONTACT: Eric Berman
                                                                     Adam Weiner
                                                                     David Lilly
                                                            at Kekst and Company
                                                                    212-521-4800
                                                                             or:
                                                           Raymond E. Dombrowski
                                                               Ogden Corporation
                                                                    212-868-6000

FOR IMMEDIATE RELEASE


         OGDEN ANNOUNCES INCREASED EARNINGS ESTIMATES FOR 2000 AND 2001

     -- Company Also Reaches Agreement on Terms of Master Credit Facility --

                      -- Sale of FBO Business Completed --


NEW YORK, JANUARY 3, 2001 - Ogden Corporation (NYSE: OG) today announced increased estimates for recurring base Earnings Before Interest and Taxes (EBIT) from its core Energy business for the full years 2000 and 2001.

Ogden expects to record recurring base EBIT for the full year 2000 in excess of $100 million, up from the previously announced recurring base EBIT projection of modestly above $95 million. Recurring base EBIT for the full year 1999 was $80.3 million. The increase in the Company's projections is due primarily to continued strong performance of and enhanced pricing at numerous domestic Independent Power Production and Waste to Energy facilities.

In addition, Ogden stated that it believes that recurring base EBIT for the full year 2001 will grow to approximately $115 million. This increase over previous projections is due to: the Company's measured confidence in continued enhanced pricing, both in terms of electricity off-take pricing where contracts reference market indices and waste tip fee pricing where the Company has merchant capacity; several new small contracts in the Company's Water Group; a reprioritization of targeted development markets away from Asia, which will significantly reduce overall development expense; and, certain company-wide operating efficiencies, including reorganization of our offices located in the Pacific Rim.

During the course of Ogden's strategic repositioning and divestiture efforts, the Company has indicated its belief that recurring base EBIT, which represents the sustainable earnings of its ongoing Energy business without one-time items, has been the best indicator of the Company's underlying strength, value and growth potential. The factors affecting recurring Energy EBIT and EPS are not identical. Consequently, the change in the estimates of EBIT reported today may not have a parallel impact on EPS.

"The strong performance of our Energy business in the fourth quarter demonstrates Ogden's capabilities as an energy company and the growth potential of the independent power production sector," said Scott G. Mackin, President and Chief Executive Officer of Ogden Corporation. "We believe that these trends will continue in 2001 and that we will continue to see substantial growth from our portfolio of projects in operation and under construction, with additional growth coming from targeted investments in the burgeoning United States market and select markets abroad."


Master Credit Facility Agreement Announced
Ogden also announced that it has reached agreement on the terms of a master credit facility with its principal credit providers, subject to definitive documentation.

"We are pleased that our lenders are supportive of our efforts to restructure around our core Energy business and that they are permitting Ogden the financial flexibility needed to maintain and grow our Energy franchise," said Mr. Mackin.

Under the terms of the facility, which is scheduled to mature on May 31, 2002 and will be secured by certain of the Company's assets, Ogden will reduce outstanding indebtedness under covered credit facilities at closing consistent with the amount which has been on its balance sheet under the heading "Restricted Cash-Intended to Repay Debt." Under the terms of the facility, the Company may continue to make scheduled investments and, to a limited extent, undertake new Energy investment initiatives. Significant other terms of the facility include additional liquidity capacity to fund certain letter of credit requirements and revised financial covenants. Additional terms of the master facility were not disclosed, pending approval of the definitive documentation.

The Company had expected that the documentation for this facility could be completed by year-end; however, as a result of negotiations for the facility with its credit providers, it now projects that definitive documentation for the facility will be in place by the end of January 2001. As a result, the Company and its principal credit providers have also agreed to amend the financial covenants under the Company's existing credit facilities and extend through January 2001 the facility that was scheduled to mature November 30, 2000.


FBO Sale Completed
The Company also announced that it has completed the sale of its Fixed Base Operations (FBO) business to the Latsis Group of Greece for approximately $27.5 million. The price reflects adjustments relating to cash balances subsequent to the definitive agreement with Latsis announced on September 12, 2000.

The transaction includes Ogden's Connecticut-based Flight Services Group and the FBO assets of its Transair unit based at Le Bourget Airport in Paris, France. The FBO business provides customized services to business and private aircraft, including aircraft management, air charter, aircraft sales and air charter brokerage, as well as, fueling, hangarage and full ground handling capability.

                                *    *    *

Ogden Energy Group, a division of Ogden Corporation, is a global developer/owner and operator of independent power projects and provides related infrastructure services. On September 17, 1999, Ogden announced its intent to sell its Entertainment and Aviation businesses to focus exclusively on its role as a leading energy company. Ogden Water Systems, a wholly owned unit of Ogden Energy Group, offers communities single-source design/build/operate services for water and wastewater treatment infrastructure. Additional information about Ogden can be obtained via the Internet at www.ogdencorp.com, or through the Company's automated information system at (888) 643-3612.


Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Ogden believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Ogden's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:
   -- Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints; and risks and uncertainties associated with the recently deregulated energy industry;
   -- Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Ogden has a financial interest;
   -- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which will be effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.
   -- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
   -- Limitations on Ogden's ability to control the development or operation of projects in which Ogden has less than 100% interest;
   -- The lack of operating history at development projects provides only a limited basis for management to project the results of future operations;
   -- Risks associated with timely completion of development projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, and construction delays;
   -- Factors associated with operating in foreign countries, including political instability and risk of war, expropriation and nationalization, renegotiation or nullification of existing contracts; changes in law; and the ability to convert foreign currency into United States dollars;
   -- Factors which would affect the performance of the Company's remaining assets and liabilities relating to the aviation and entertainment businesses, including the demand for its fueling services, utilization of the Corel and Anaheim arenas and indemnity and other claims relating to disposed of operations.
   -- Other business or investment considerations that may be disclosed from time to time in Ogden's Securities and Exchange Commission filings or in other publicly disseminated written documents.
         Ogden undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Ogden's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review Ogden's filings with the Securities and Exchange Commission.

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